CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 15, 2000 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 27 to The Camelot Funds' Registration Statement on Form N-1A (File Nos. 2-70825 and 811-3139), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Auditors" in the Statement of Additional Information.


         /s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 25, 2000